Exhibit 16.1

October 15, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re: NOBILITY HOMES, INC.

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K dated October 15, 2025, of the company to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm in the Form 8-K.

Respectfully submitted,

/S/ Michael Gillespie & Associates, PLLC

Vancouver, Washington

October 15, 2025